EXHIBIT 99

HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2010

FOR IMMEDIATE RELEASE

Home Properties Reports Fourth Quarter and Full Year 2010 Results
Dividend Increased

ROCHESTER, N.Y., February 17, 2011 – Home Properties (NYSE:HME) today released financial results for the fourth quarter and year ended December 31, 2010.  All results are reported on a diluted basis.

“In 2010, Home Properties repeated its 2009 leadership in same-store Net Operating Income (“NOI”) growth among the publicly-traded apartment companies, again demonstrating the consistently-strong performance of our geographic markets, property type and repositioning business model,” said Home Properties’ President and CEO Edward J. Pettinella.

Earnings per share ("EPS") for the quarter ended December 31, 2010 was $0.18, compared to $0.36 for the quarter ended December 31, 2009.  The $0.18 decrease in EPS was primarily a result of the net effects of an increase in income from continuing operations of $0.03 per share combined with a decrease of $0.24 per share in gain on disposition of property.  EPS for the year ended December 31, 2010 was $0.54, compared to $1.04 for the year ended December 31, 2009.  The year-over-year decrease of $0.50 per share was primarily attributable to a $0.54 per share decrease in gain on disposition of properties offset by a $0.09 per share decrease in losses from discontinued operations.

For the quarter ended December 31, 2010, Funds From Operations ("FFO") was $41.9 million, or $0.85 per share, compared to $35.4 million, or $0.77 per share, for the quarter ended December 31, 2009.  Fourth quarter 2010 FFO of $0.85 per share was $0.06 above analysts’ mean estimate, as reported by Thomson, and the midpoint of the guidance range provided by management.  FFO for the year ended December 31, 2010 was $3.10 per share, compared to $3.22 in the year-ago period.  Year-to-date 2010 FFO includes $0.06 in costs related to the acquisition of nine properties for a total of $339 million, which are in other expenses as prescribed by authoritative accounting guidance, rather than included in the cost basis of the acquisition as was the prior accounting treatment.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Fourth Quarter Operating Results

For the fourth quarter of 2010, same-property comparisons (for 105 "Core" properties containing 35,798 apartment units owned since January 1, 2009) reflected an increase in total revenues of 1.4% compared to the same quarter a year ago.  Net operating income ("NOI") increased by 3.8% from the fourth quarter of 2009.  Property level operating expenses decreased by 2.0% compared to the prior year quarter, primarily due to decreases in natural gas heating costs, property insurance, and snow removal costs, which were partially offset by increases in water and sewer expense, repairs and maintenance costs, personnel expense and real estate taxes.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

Average physical occupancy for the Core properties was 95.1% during the fourth quarter of 2010, up from 95.0% during the fourth quarter of 2009.  Average monthly rental rates of $1,147 represent a 1.4% increase compared to the year-ago period.

On a sequential basis, compared to the 2010 third quarter results for the Core properties, rental income (including utility recovery) increased 1.8% in the fourth quarter of 2010, total revenues increased 1.4%, expenses were up 4.0%, and net operating income decreased 0.3%.  The sequential expense growth and NOI reduction can be attributed to the typical seasonality of higher gas heating and snow removal costs incurred in the fourth quarter.  Average physical occupancy decreased 0.3% to 95.1%.

Physical occupancy for the 3,063 apartment units acquired/developed between January 1, 2009 and December 31, 2010 averaged 89.4% during the fourth quarter of 2010, at average monthly rents of $1,273.  Of the 3,063 apartment units, 2,614 units relate to communities acquired during 2010 with average occupancy of 93.8% and average monthly rents of $1,169.  The remaining 449 units are newly developed apartments that commenced leasing in 2010.  The initial lease-up level at 1200 East West Highway and The Courts at Huntington Station reached an average 73.7% for the quarter with average monthly rents of $1,873.  See additional information below in the acquisitions/dispositions and development sections.

Year-to-Date Operating Results

For the year ended December 31, 2010, same-property comparisons for the Core properties reflected an increase in total revenues of 0.3% and a decrease in total expenses of 1.7%, resulting in a 1.7% increase in net operating income compared to 2009.  Property level operating expenses declined primarily due to decreases in electricity, natural gas heating costs, repairs and maintenance and property insurance, which were partially offset by an increase in water and sewer expense, personnel expense and snow removal costs.

Average physical occupancy for the Core properties was 95.2% during 2010, up from 94.8% a year ago, with average monthly rental rates of $1,136, a decrease of 0.2% over the prior year.

Acquisitions/Dispositions

As previously reported, on October 18, 2010, the Company acquired a 120-unit townhome apartment community located in Aurora, Illinois, a suburb of Chicago, for a total purchase price of $14.5 million.  In 2010, the Company purchased a total of nine properties with 2,614 units for a combined price of $339 million (before mortgage assumption fair market value adjustments).

There were no dispositions of apartment communities during 2010.

Development

In December 2010, the Company completed construction on 1200 East West Highway in Silver Spring, Maryland.  Move-ins began in mid-March.  Currently, 100% of the 247 units are leased.

The Company has one community currently under construction, The Courts at Huntington Station.  Phase One, comprised of 202 units, is substantially complete and 90.6% of the units are leased.  Construction on Phase Two (219 units), which is underway, is scheduled to be completed in the second quarter of 2011 and is projected to reach stabilized occupancy a year later.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

Capital Markets Activities

As of December 31, 2010, the Company’s ratio of debt-to-total market capitalization was 48.9% (based on a December 31, 2010 stock price of $55.49 to determine equity value), with $57 million outstanding on its $175 million revolving credit facility and $11 million of unrestricted cash on hand.  Total debt of $2.6 billion was outstanding, at rates of interest averaging 5.2% and with staggered maturities averaging approximately seven years.  Approximately 90% of total indebtedness is at fixed rates.  Interest coverage for the quarter averaged 2.3 times and the fixed charge ratio averaged 2.2 times.

During the fourth quarter of 2010, the Company refinanced maturing loans with a principal balance of $284 million and a weighted average interest rate of 5.8%.  The new loans placed were for $408 million with a weighted average interest rate of 4.6%.  In 2010, the Company refinanced a total of $427 million with a weighted average interest rate of 6.0% with new loans in the amount of $628 million with a weighted average interest rate of 4.7%.  The annual interest savings generated by these transactions is approximately $5.6 million.

“The Company continues to benefit from its multifamily focus as the Government Sponsored Enterprises Fannie Mae and Freddie Mac were very active in lending to apartment owners in 2010.  The Company was able to reduce 2011 maturities from $299 million at the beginning of the year to $45 million at December 31, 2010.  Additionally, the reduction in annual interest from these transactions will add approximately $0.11 per share to 2011 FFO per share,” said David P. Gardner, Executive Vice President and Chief Financial Officer.

As previously announced, the Company has filed with the Securities and Exchange Commission to initiate an At-The-Market (ATM) equity offering program through which it may sell up to 3.6 million common shares.  No shares have been issued through this program to date.  If and when shares are issued, the Company intends to use the net proceeds from the offering for general corporate purposes, which may include the repayment of debt, working capital, capital expenditures, acquisitions, development and redevelopment of apartment communities.

On February 10, 2011, the Company amended and extended until August 31, 2012 its $175 million unsecured line of credit agreement.  The amended agreement includes a one-year extension at the Company’s option, lowers the spread over LIBOR, the unused facility fee and the cap rate used for asset valuation purposes, and eliminates the LIBOR floor.

Outlook

For 2011, the Company expects FFO between $3.30 and $3.46 per share, which will produce FFO per share growth of 6.3% to 11.5% when compared to 2010 results.  This guidance range reflects management’s current assessment of economic and market conditions.  The assumptions for the 2011 projections are included with the published supplemental information.

Dividend Increase Declared

The Company today announced a $0.04 per share increase to its regular quarterly cash dividend on common shares.  The increase of 6.9% raises the quarterly dividend from $0.58 per share to $0.62 for the quarter ended December 31, 2010.  The dividend is payable on March 4, 2011 to shareholders of record on February 28, 2011 and is equivalent to an annualized rate of $2.48 per

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

share.  The current annual dividend represents a 4.5% yield based on yesterday's closing price of $55.26.  Home Properties’ common stock will begin trading ex-dividend on February 24, 2011.

“The Board’s decision to increase the quarterly dividend reflects the better-than-anticipated same-store net operating income and Funds From Operations growth in 2010 and expectations that this trend will further improve in 2011,” said Pettinella.

Corporate Governance

At its February meeting, in anticipation of the retirement from the Board of Directors of Co-Chairs Nelson B. Leenhouts and Norman Leenhouts, the Board appointed Clifford W. Smith, Jr. as Chair of the Board, effective following the May 3, 2011 annual shareholders’ meeting.  An independent director since the Company’s initial public offering in 1994, Smith is Professor of Finance at the William E. Simon Graduate School of Business Administration of the University of Rochester.  The Leenhouts are retiring from the Board having reached the Company’s mandatory Board retirement age.  They retired as Co-CEOs of Home Properties on January 1, 2004.

The Board also approved a shareholder-friendly revised Executive Retention Plan that eliminates both the excise tax gross-up payment to certain executives upon termination of employment following a change in control and the rights of those executives to terminate employment for any reason during a 30-day window following the one-year anniversary of a change in control, converting the Plan into a full “double trigger” plan.  The Company also adopted new stock ownership guidelines requiring executive officers to acquire and retain certain levels of equity ownership in the Company.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, market geographic breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section, e-mail or facsimile upon request.

Fourth Quarter and Full Year 2010 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  To listen to the call, please dial 800-913-1647 (International 212-231-2900).  An audio replay of the call will be available through February 25, 2011, by dialing 800-633-8284 or 402-977-9140 and entering the passcode 21485981. The Company webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website homeproperties.com.

First Quarter 2011 Conference/Event Schedule

Home Properties’ President and CEO, Edward J. Pettinella, is scheduled to participate in a roundtable presentation and question and answer session at the 2011 Citi Global Property CEO Conference in Hollywood, Florida, on Tuesday, March 15, 2011 at 9:30 AM ET.  Details on how to access any presentation or related materials will be available at homeproperties.com in the “Investors” section.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

First Quarter 2011 Earnings Release and Conference Call

The first quarter financial results are scheduled to be released after the stock market closes on Thursday, May 5, 2011.  A conference call, which will be simultaneously webcast, is scheduled for Friday, May 6, 2011 at 11:00 AM ET and is accessible following the above instructions.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets.  Currently, Home Properties owns and operates 115 communities containing 38,861 apartment units.  For more information, visit Home Properties’ website at homeproperties.com.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Fourth Quarter Results:	Occupancy(a)		4Q 2010	4Q 2010 vs. 4Q 2009 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	4Q 2010	4Q 2009	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,147	1.4%	1.4%	(2.0%)	3.8%
Acquisition Properties(c)	89.4%	NA	$1,273	NA	NA	NA	NA
TOTAL PORTFOLIO	94.6%	NA	$1,156	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2010	YTD 2010 vs. YTD 2009 % Growth
			Average
			Monthly	Base
	YTD	YTD	Rent /	Rental	Total	Total
	2010	2009	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.2%	94.8%	$1,136	(0.2%)	0.3%	(1.7%)	1.7%
Acquisition Properties(c)	81.7%	NA	$1,273	NA	NA	NA	NA
TOTAL PORTFOLIO	94.7%	NA	$1,139	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 105 properties with 35,798 apartment units owned throughout 2009 and 2010.

(c)	Acquisition Properties consist of 11 properties with 3,063 apartment units acquired/developed subsequent to January 1, 2009.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
Rental income	$126,144	$113,871	$473,833	$457,690
Property other income	10,989	10,480	42,640	40,727
Interest income	5	41	27	59
Other income	1	301	79	700
Total revenues	137,139	124,693	516,579	499,176
Operating and maintenance	54,739	51,523	211,038	207,293
General and administrative	6,918	6,237	25,138	24,476
Interest	33,432	30,972	124,126	121,765
Depreciation and amortization	33,798	29,977	126,668	118,573
Other expenses	35	-	2,871	-
Total expenses	128,922	118,709	489,841	472,107
Income from continuing operations	8,217	5,984	26,738	27,069
Discontinued operations
Income (loss) from discontinued operations	609	(311)	(407)	(4,305)
Gain (loss) on disposition of property	-	10,844	(13)	24,314
Discontinued operations	609	10,533	(420)	20,009
Net income	8,826	16,517	26,318	47,078
Net income attributable to noncontrolling interest	(2,057)	(4,284)	(6,237)	(12,659)
Net income attributable to common stockholders	$6,769	$12,233	$20,081	$34,419
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$6,769	$12,233	$20,081	$34,419
Real property depreciation and amortization	33,112	29,718	124,803	118,480
Noncontrolling interest	2,057	4,284	6,237	12,659
(Gain) loss on disposition of property	-	(10,844)	13	(24,314)
Loss from early extinguishment of debt in connection with sale of real estate	-	-	-	4,927
FFO - basic and diluted (1)	$41,938	$35,391	$151,134	$146,171

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, noncontrolling interest and extraordinary items plus depreciation from real property.  In 2009, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property.  Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
FFO – basic and diluted	$41,938	$35,391	$151,134	$146,171
FFO – basic and diluted	$41,938	$35,391	$151,134	$146,171
Acquisition costs of closed deals included in other expenses	35	-	2,871	-
Operating FFO (2)	$41,973	$35,391	$154,005	$146,171
FFO – basic and diluted	$41,938	$35,391	$151,134	$146,171
Recurring non-revenue generating capital expenses	(7,768)	(7,187)	(29,642)	(29,069)
Addback of non-cash interest expense	533	504	2,082	1,968
AFFO (3)	$34,703	$28,708	$123,574	$119,070
Operating FFO	$41,973	$35,391	$154,005	$146,171
Recurring non-revenue generating capital expenses	(7,768)	(7,187)	(29,642)	(29,069)
Addback of non-cash interest expense	533	504	2,082	1,968
Operating AFFO (2) (3)	$34,738	$28,708	$126,445	$119,070
Weighted average shares/units outstanding:
Shares – basic	37,543.2	33,621.9	36,682.2	33,040.8
Shares – diluted	38,173.2	33,965.9	37,169.9	33,172.1
Shares/units – basic (4)	48,984.3	45,423.7	48,201.8	45,274.4
Shares/units – diluted (4)	49,614.3	45,767.7	48,689.4	45,405.7
Per share/unit:
Net income – basic	$0.18	$0.36	$0.55	$1.04
Net income – diluted	$0.18	$0.36	$0.54	$1.04
FFO – basic	$0.86	$0.78	$3.14	$3.23
FFO – diluted	$0.85	$0.77	$3.10	$3.22
Operating FFO (2)	$0.85	$0.77	$3.16	$3.22
AFFO (3)	$0.70	$0.63	$2.54	$2.62
Operating AFFO (2) (3)	$0.70	$0.63	$2.60	$2.62
Common Dividend paid	$0.58	$0.67	$2.32	$2.68

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $800 per apartment unit in 2010 and 2009.  Non-cash interest expense of the exchangeable senior notes in accordance with ASC 470-20 (formerly APB14-1) has been added back for 2010 and 2009.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Fourth Quarter and Full Year 2010 Results
For Immediate Release:  February 17, 2011

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	December 31, 2010	December 31, 2009
Land	$589,359	$508,087
Construction in progress	119,992	184,617
Buildings, improvements and equipment	3,668,379	3,223,275
	4,377,730	3,915,979
Accumulated depreciation	(841,801)	(733,142)
Real estate, net	3,535,929	3,182,837

Cash and cash equivalents	10,782	8,809
Cash in escrows	34,070	27,278
Accounts receivable	12,540	14,137
Prepaid expenses	17,662	16,783
Deferred charges	15,079	13,931
Other assets	8,641	4,259
Total assets	$3,634,703	$3,268,034
Mortgage notes payable	$2,424,214	$2,112,645
Exchangeable senior notes	138,218	136,136
Line of credit	56,500	53,500
Accounts payable	20,935	19,695
Accrued interest payable	11,389	10,661
Accrued expenses and other liabilities	28,730	27,989
Security deposits	19,583	19,334
Total liabilities	2,699,569	2,379,960

Common stockholders’ equity	720,893	661,112
Noncontrolling interest	214,241	226,962
Total equity	935,134	888,074
Total liabilities and equity	$3,634,703	$3,268,034

Total shares/units outstanding:
Common stock	37,949.2	34,655.4
Operating partnership units	11,305.3	11,734.6
	49,254.5	46,390.0

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

OWNED COMMUNITY RESULTS
FOURTH QUARTER 2010						4Q '10 versus 4Q '09
						% Growth
	# of	Date	4Q '10	4Q '10	4Q '09	Rental	Total	Total	Total	4Q '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Annapolis Roads	282	6/17/2010	$1,219	88.4%	n/a	n/a	n/a	n/a	n/a
Bonnie Ridge	960	7/1/1999	$1,077	95.5%	91.9%	0.9%	3.8%	(16.9%)	18.5%
Canterbury Apartments	618	7/16/1999	$951	94.0%	95.2%	0.5%	(1.4%)	0.1%	(2.2%)
Charleston Place	858	9/30/2010	$1,084	95.2%	n/a	n/a	n/a	n/a	n/a
Country Village	344	4/30/1998	$948	97.1%	95.3%	3.9%	5.8%	(6.3%)	14.8%
Dunfield Townhomes	312	11/1/2007	$1,133	95.8%	95.0%	2.8%	2.6%	(15.2%)	13.9%
Falcon Crest	396	7/16/1999	$980	95.1%	91.7%	0.4%	4.6%	1.5%	6.3%
Fox Hall Apartments	720	3/29/2007	$845	92.5%	94.0%	5.2%	2.8%	(10.2%)	13.3%
Gateway Village	132	7/16/1999	$1,307	95.5%	96.4%	2.2%	(1.0%)	(3.1%)	0.2%
Heritage Woods	164	10/4/2006	$1,086	97.2%	97.4%	4.3%	4.9%	6.6%	4.0%
Middlebrooke Apartments	208	4/1/2010	$895	90.4%	n/a	n/a	n/a	n/a	n/a
Mill Towne Village Apts	384	5/31/2001	$886	94.0%	95.4%	2.3%	(0.4%)	(4.4%)	2.4%
Morningside Heights	1,050	4/30/1998	$860	91.3%	93.3%	0.2%	(2.6%)	0.5%	(4.5%)
Owings Run	504	7/16/1999	$1,214	96.3%	94.7%	2.9%	3.9%	(5.3%)	8.7%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,181	94.8%	95.1%	3.0%	2.9%	(1.3%)	5.8%
Saddle Brooke Apartments	468	10/29/2008	$1,011	91.7%	94.2%	0.3%	4.9%	2.0%	6.9%
Selford Townhomes	102	7/16/1999	$1,313	91.9%	95.8%	2.9%	(3.1%)	(3.9%)	(2.7%)
The Coves at Chesapeake	469	11/20/2006	$1,218	90.0%	93.7%	3.7%	(1.9%)	(10.4%)	3.2%
The Greens at Columbia	168	7/29/2010	$1,321	96.0%	n/a	n/a	n/a	n/a	n/a
Timbercroft Townhomes	284	7/16/1999	$922	99.3%	99.4%	3.2%	3.5%	(7.8%)	10.8%
Top Field	156	10/4/2006	$1,215	97.7%	97.7%	3.5%	1.8%	8.3%	(0.9%)
Village Square Townhomes	370	7/16/1999	$1,138	94.2%	94.6%	1.5%	3.5%	(8.1%)	9.5%
Westbrooke Apartments	110	4/1/2010	$784	93.0%	n/a	n/a	n/a	n/a	n/a
Woodholme Manor	177	3/31/2001	$873	93.8%	96.2%	0.9%	0.1%	0.8%	(0.3%)
Total Baltimore Region	9,440		$1,017	94.1%	94.4%	2.0%	1.8%	(5.8%)	6.5%	22.7%

Boston Region
Gardencrest	696	6/28/2002	$1,518	94.9%	94.6%	0.8%	1.4%	2.1%	1.1%
Highland House	172	5/31/2006	$1,142	94.7%	96.9%	1.1%	(2.7%)	(1.4%)	(3.7%)
Liberty Place	107	6/6/2006	$1,413	95.8%	95.4%	0.3%	1.1%	(4.9%)	5.4%
Stone Ends	280	2/12/2003	$1,222	95.9%	96.7%	0.5%	0.3%	0.5%	0.2%
The Heights at Marlborough	348	9/7/2006	$1,147	95.6%	94.3%	(0.7%)	2.2%	(3.0%)	6.9%
The Meadows at Marlborough	264	9/7/2006	$1,111	95.3%	95.1%	(0.2%)	0.9%	(8.7%)	9.7%
The Townhomes of Beverly	204	2/15/2007	$1,450	96.0%	96.0%	2.9%	2.7%	(3.5%)	6.8%
The Village at Marshfield	276	3/17/2004	$1,131	96.0%	97.5%	2.1%	(0.1%)	1.1%	(0.8%)
Westwoods	35	4/30/2007	$1,205	95.8%	90.1%	1.1%	12.3%	(33.1%)	121.6%
Total Boston Region	2,382		$1,297	95.4%	95.4%	0.8%	1.2%	(2.2%)	3.3%	6.9%

Chicago Region
Blackhawk	371	10/20/2000	$845	97.1%	96.1%	(0.2%)	1.4%	46.0%	(30.3%)
Courtyards Village	224	8/29/2001	$817	97.4%	98.5%	0.9%	(0.2%)	(3.1%)	2.7%
Cypress Place	192	12/27/2000	$912	97.2%	98.1%	(0.8%)	0.8%	47.5%	(22.3%)
Lakeview Townhomes	120	10/18/2010	$1,131	90.6%	n/a	n/a	n/a	n/a	n/a
The Colony	783	9/1/1999	$853	95.7%	96.0%	(1.5%)	(0.8%)	42.4%	(25.0%)
The New Colonies	672	6/23/1998	$726	97.2%	94.9%	0.4%	3.6%	(3.8%)	11.4%
Total Chicago Region	2,362		$815	96.6%	96.2%	(0.4%)	0.9%	23.2%	(15.3%)	3.6%

Florida Region
The Hamptons	668	7/7/2004	$980	93.3%	93.1%	(1.7%)	1.9%	(0.4%)	4.4%
Vinings at Hampton Village	168	7/7/2004	$1,117	93.3%	96.4%	0.7%	(2.5%)	(3.9%)	(1.0%)
Total Florida Region	836		$1,008	93.3%	93.8%	(1.2%)	0.9%	(1.2%)	3.1%	1.5%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,223	98.6%	94.3%	0.6%	8.2%	(0.3%)	16.3%
Cambridge Village	82	3/1/2002	$1,718	98.3%	98.3%	3.5%	1.1%	(2.2%)	3.6%
Crescent Club Apartments	257	9/30/2010	$1,248	94.4%	n/a	n/a	n/a	n/a	n/a
Devonshire Hills	297	7/16/2001	$1,692	94.8%	94.6%	(0.2%)	4.0%	9.4%	1.0%
Hawthorne Court	434	4/4/2002	$1,409	97.0%	95.8%	2.7%	3.1%	0.1%	5.8%
Heritage Square	80	4/4/2002	$1,705	98.3%	98.4%	0.2%	(2.5%)	(4.4%)	(1.1%)
Holiday Square	144	5/31/2002	$1,208	96.7%	94.2%	2.9%	4.4%	0.0%	7.8%
Lake Grove Apartments	368	2/3/1997	$1,409	95.3%	96.8%	2.8%	3.4%	(11.7%)	15.0%
Mid-Island Estates	232	7/1/1997	$1,364	97.1%	96.3%	2.8%	5.9%	(2.7%)	13.9%
Sayville Commons	342	7/15/2005	$1,570	94.2%	93.6%	1.4%	3.2%	5.6%	1.5%
South Bay Manor	61	9/11/2000	$1,638	89.8%	94.6%	0.8%	(8.1%)	10.7%	(21.8%)
Southern Meadows	452	6/29/2001	$1,390	95.8%	95.4%	1.6%	2.4%	(5.7%)	9.3%
Stratford Greens	359	3/1/2002	$1,431	97.7%	95.6%	0.0%	4.1%	(3.6%)	10.1%
Westwood Village Apts	242	3/1/2002	$2,328	96.2%	96.2%	2.6%	0.4%	(0.4%)	0.9%
Woodmont Village Apts	97	3/1/2002	$1,305	97.2%	96.4%	2.3%	4.7%	(4.4%)	10.6%
Yorkshire Village Apts	40	3/1/2002	$1,805	97.0%	97.5%	3.9%	4.4%	13.2%	(4.5%)
Total Long Island Region	3,647		$1,515	96.1%	95.6%	1.7%	2.9%	(1.1%)	6.1%	11.8%

Maine Region
Liberty Commons	120	8/30/2006	$1,211	96.9%	97.9%	2.1%	(0.2%)	(2.4%)	0.8%
Redbank Village	500	7/7/1998	$871	96.3%	97.5%	1.6%	0.6%	2.2%	(0.5%)
Total Maine Region	620		$937	96.4%	97.6%	1.7%	0.4%	1.2%	(0.1%)	1.3%

OWNED COMMUNITY RESULTS
FOURTH QUARTER 2010						4Q '10 versus 4Q '09
						% Growth
	# of	Date	4Q '10	4Q '10	4Q '09	Rental	Total	Total	Total	4Q '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
New Jersey Region
Barrington Gardens	148	3/1/2005	$1,170	95.0%	96.5%	4.2%	0.9%	(13.0%)	18.2%
Chatham Hill Apartments	308	1/30/2004	$1,697	95.6%	93.0%	(0.2%)	8.6%	6.0%	9.8%
East Hill Gardens	33	7/7/1998	$1,528	93.6%	91.7%	1.8%	2.2%	(0.3%)	3.6%
Hackensack Gardens	198	3/1/2005	$1,090	94.2%	94.3%	3.7%	6.0%	12.6%	0.9%
Jacob Ford Village	270	2/15/2007	$1,201	96.0%	95.5%	3.7%	4.4%	(10.8%)	18.2%
Lakeview	106	7/7/1998	$1,355	96.6%	95.4%	0.1%	2.2%	(9.4%)	13.1%
Northwood Apartments	134	1/30/2004	$1,302	98.7%	98.9%	0.5%	0.3%	(7.7%)	9.0%
Oak Manor	77	7/7/1998	$1,729	97.6%	94.6%	(0.8%)	1.9%	(12.1%)	10.6%
Pleasant View	1,142	7/7/1998	$1,140	95.6%	96.1%	2.6%	(0.4%)	(6.8%)	4.4%
Pleasure Bay	270	7/7/1998	$1,028	93.4%	93.4%	1.6%	(2.3%)	5.1%	(9.7%)
Royal Gardens Apartments	550	5/28/1997	$1,234	95.2%	96.7%	2.6%	0.6%	0.1%	1.0%
Wayne Village	275	7/7/1998	$1,382	96.6%	96.5%	0.3%	1.2%	4.7%	(0.7%)
Windsor Realty	67	7/7/1998	$1,274	97.7%	90.4%	10.3%	9.7%	2.6%	16.2%
Total New Jersey Region	3,578		$1,247	96.2%	95.5%	2.0%	1.9%	(2.6%)	5.3%	9.8%

Philadelphia Region
Castle Club	158	3/15/2000	$967	92.8%	93.6%	2.2%	0.2%	(8.3%)	9.6%
Chesterfield	247	9/23/1997	$895	96.5%	96.6%	1.0%	(0.6%)	(1.4%)	0.3%
Curren Terrace	318	9/23/1997	$844	94.9%	93.5%	(2.0%)	(1.8%)	(5.7%)	2.5%
Glen Brook	174	7/28/1999	$822	94.2%	91.5%	0.4%	3.5%	2.8%	4.5%
Glen Manor	174	9/23/1997	$806	93.5%	92.6%	0.4%	(0.2%)	0.2%	(0.7%)
Golf Club	399	3/15/2000	$1,061	93.9%	94.2%	1.1%	1.7%	(4.1%)	5.7%
Hill Brook Place	274	7/28/1999	$877	95.7%	96.6%	3.6%	0.2%	(0.5%)	1.0%
Home Properties of Bryn Mawr	316	3/15/2000	$1,201	95.2%	91.4%	5.1%	8.6%	(3.1%)	18.1%
Home Properties of Devon	631	3/15/2000	$1,102	92.3%	94.0%	2.3%	(0.2%)	6.1%	(4.6%)
New Orleans Park	442	7/28/1999	$846	93.1%	94.2%	(1.0%)	(2.8%)	1.0%	(6.8%)
Racquet Club	466	7/7/1998	$1,032	94.1%	94.9%	0.7%	(1.0%)	5.5%	(5.9%)
Racquet Club South	103	5/27/1999	$878	92.8%	95.7%	(0.1%)	(2.9%)	1.9%	(9.0%)
Ridley Brook	244	7/28/1999	$910	93.9%	93.5%	(0.9%)	0.5%	0.2%	0.7%
Sherry Lake	298	7/23/1998	$1,177	94.8%	95.6%	2.6%	2.4%	4.0%	1.4%
The Brooke at Peachtree Village	146	8/15/2005	$1,137	94.3%	95.4%	1.8%	3.2%	8.2%	(0.1%)
The Landings	384	11/25/1996	$978	96.0%	96.1%	2.0%	5.3%	4.2%	6.1%
Trexler Park	250	3/15/2000	$1,054	92.3%	91.1%	1.9%	4.0%	(1.0%)	8.4%
Trexler Park West	216	8/15/2008	$1,251	95.7%	96.3%	2.3%	3.3%	8.6%	0.4%
William Henry	363	3/15/2000	$1,074	93.9%	91.7%	0.2%	9.7%	(4.4%)	23.6%
Total Philadelphia Region	5,603		$1,008	94.2%	94.1%	1.4%	1.9%	0.8%	2.8%	12.1%

Washington, D.C. Region
1200 East West	247	Under Construction	$1,751	84.1%	n/a	n/a	n/a	n/a	n/a
Braddock Lee	255	3/16/1998	$1,291	98.1%	96.9%	2.1%	3.2%	(1.8%)	6.4%
Cider Mill	864	9/27/2002	$1,119	95.8%	96.0%	2.2%	1.2%	(8.1%)	9.1%
Cinnamon Run	511	12/28/2005	$1,230	94.2%	93.8%	2.0%	3.2%	(3.6%)	6.6%
Courts at Huntington Station	202	Under Construction	$2,022	62.7%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,317	98.1%	97.0%	3.7%	4.5%	(3.3%)	9.5%
Elmwood Terrace	504	6/30/2000	$902	93.8%	92.7%	(0.9%)	3.2%	(10.3%)	18.4%
Falkland Chase	450	9/10/2003	$1,371	95.1%	95.8%	2.8%	2.3%	(3.7%)	5.5%
Mount Vernon Square	1,387	12/27/2006	$1,202	96.1%	95.0%	0.3%	0.3%	(3.9%)	2.6%
Orleans Village	851	11/16/2000	$1,309	95.3%	95.6%	(0.4%)	(1.7%)	(12.1%)	5.4%
Park Shirlington	294	3/16/1998	$1,292	95.8%	96.0%	1.0%	1.7%	2.8%	0.9%
Peppertree Farm	879	12/28/2005	$1,196	92.1%	92.3%	1.8%	(3.0%)	(1.3%)	(4.1%)
Seminary Hill	296	7/1/1999	$1,265	95.8%	97.8%	1.3%	(1.8%)	(3.5%)	(0.7%)
Seminary Towers	541	7/1/1999	$1,312	95.2%	95.9%	2.1%	(0.4%)	(3.9%)	2.2%
Tamarron Apartments	132	7/16/1999	$1,489	93.6%	97.2%	4.9%	(1.8%)	(5.1%)	(0.1%)
The Apts at Wellington Trace	240	3/2/2004	$1,268	96.8%	95.9%	(0.7%)	0.3%	(9.5%)	5.6%
The Courts at Fair Oaks	364	9/30/2010	$1,401	94.0%	n/a	n/a	n/a	n/a	n/a
The Manor - MD	435	8/31/2001	$1,267	93.2%	96.8%	4.3%	(3.1%)	(3.6%)	(2.8%)
The Manor - VA	198	2/19/1999	$993	97.2%	94.9%	(2.4%)	(1.4%)	(10.8%)	7.1%
The Sycamores	185	12/16/2002	$1,333	98.2%	97.2%	0.5%	1.7%	(9.9%)	8.9%
Village at Potomac Falls	247	8/5/2010	$1,299	96.3%	n/a	n/a	n/a	n/a	n/a
Virginia Village	344	5/31/2001	$1,277	98.0%	97.2%	1.7%	1.6%	(10.2%)	10.1%
West Springfield	244	11/18/2002	$1,410	96.8%	97.6%	1.6%	0.7%	(7.6%)	4.8%
Westchester West	345	12/30/2008	$1,276	93.3%	92.0%	1.1%	0.3%	(11.1%)	7.8%
Woodleaf Apartments	228	3/19/2004	$1,212	92.7%	93.0%	1.6%	1.4%	(0.7%)	2.7%
Total Washington, D.C. Region	10,393		$1,231	95.2%	95.2%	1.3%	0.2%	(5.9%)	4.2%	30.3%

TOTAL OWNED PORTFOLIO	38,861		$1,156	94.6%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,798		$1,147	95.1%	95.0%	1.4%	1.4%	(2.0%)	3.8%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

OWNED COMMUNITY RESULTS
December YTD						YTD '10 versus YTD '09
						% Growth
	# of	Date	YTD '10	YTD '10	YTD '09	Rental	Total	Total	Total	YTD '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Annapolis Roads	282	6/17/2010	$1,177	91.4%	n/a	n/a	n/a	n/a	n/a
Bonnie Ridge	960	7/1/1999	$1,059	94.9%	92.4%	(1.8%)	0.4%	(5.9%)	4.4%
Canterbury Apartments	618	7/16/1999	$946	94.8%	94.4%	0.4%	1.0%	0.1%	1.5%
Charleston Place	858	9/30/2010	$1,061	95.2%	n/a	n/a	n/a	n/a	n/a
Country Village	344	4/30/1998	$926	97.0%	95.7%	2.5%	5.5%	(2.4%)	11.4%
Dunfield Townhomes	312	11/1/2007	$1,120	93.5%	95.8%	3.2%	(1.4%)	4.6%	(4.8%)
Falcon Crest	396	7/16/1999	$980	93.4%	93.0%	0.6%	0.4%	7.3%	(3.2%)
Fox Hall Apartments	720	3/29/2007	$827	92.4%	92.1%	0.8%	(0.0%)	(4.2%)	3.7%
Gateway Village	132	7/16/1999	$1,298	96.2%	95.8%	1.6%	2.3%	2.4%	2.3%
Heritage Woods	164	10/4/2006	$1,061	97.2%	96.5%	3.2%	4.2%	2.8%	5.1%
Middlebrooke Apartments	208	4/1/2010	$860	91.4%	n/a	n/a	n/a	n/a	n/a
Mill Towne Village Apts	384	5/31/2001	$878	94.3%	94.1%	1.2%	1.3%	(2.8%)	4.2%
Morningside Heights	1,050	4/30/1998	$862	92.4%	92.5%	(0.7%)	(0.2%)	2.3%	(1.7%)
Owings Run	504	7/16/1999	$1,200	96.3%	95.1%	1.3%	2.4%	(0.2%)	3.7%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,162	95.8%	94.7%	0.1%	2.1%	4.0%	0.9%
Saddle Brooke Apartments	468	10/29/2008	$995	93.3%	91.4%	(4.5%)	0.2%	(2.6%)	2.3%
Selford Townhomes	102	7/16/1999	$1,306	94.0%	91.5%	1.1%	3.8%	(0.3%)	5.9%
The Coves at Chesapeake	469	11/20/2006	$1,199	91.8%	92.7%	1.0%	(0.2%)	(5.1%)	2.9%
The Greens at Columbia	168	7/29/2010	$1,293	95.6%	n/a	n/a	n/a	n/a	n/a
Timbercroft Townhomes	284	7/16/1999	$916	99.6%	99.3%	3.6%	4.1%	(3.5%)	8.8%
Top Field	156	10/4/2006	$1,194	96.9%	96.2%	1.1%	0.6%	3.4%	(0.7%)
Village Square Townhomes	370	7/16/1999	$1,126	94.1%	93.8%	(0.5%)	0.7%	1.0%	0.6%
Westbrooke Apartments	110	4/1/2010	$769	91.0%	n/a	n/a	n/a	n/a	n/a
Woodholme Manor	177	3/31/2001	$871	93.6%	95.8%	1.6%	(0.9%)	1.5%	(2.5%)
Total Baltimore Region	9,440		$1,006	94.4%	93.8%	0.3%	1.0%	(1.0%)	2.2%	21.2%

Boston Region
Gardencrest	696	6/28/2002	$1,507	95.7%	94.9%	(0.0%)	0.8%	(7.9%)	5.6%
Highland House	172	5/31/2006	$1,136	96.6%	95.9%	(0.7%)	0.3%	(2.8%)	3.0%
Liberty Place	107	6/6/2006	$1,405	97.4%	96.5%	(0.2%)	4.2%	(5.5%)	11.2%
Stone Ends	280	2/12/2003	$1,215	93.7%	96.6%	(0.7%)	(3.2%)	(1.0%)	(4.5%)
The Heights at Marlborough	348	9/7/2006	$1,151	95.6%	95.0%	(1.3%)	(0.2%)	(10.6%)	9.0%
The Meadows at Marlborough	264	9/7/2006	$1,108	96.0%	95.9%	(2.1%)	(0.5%)	(13.5%)	12.4%
The Townhomes of Beverly	204	2/15/2007	$1,424	97.5%	95.5%	(0.9%)	0.7%	(10.4%)	8.7%
The Village at Marshfield	276	3/17/2004	$1,113	96.9%	95.8%	(1.6%)	(0.2%)	(5.2%)	2.9%
Westwoods	35	4/30/2007	$1,182	96.8%	93.3%	(4.8%)	4.9%	(20.6%)	36.9%
Total Boston Region	2,382		$1,288	95.9%	95.5%	(0.8%)	0.1%	(8.0%)	5.7%	7.5%

Chicago Region
Blackhawk	371	10/20/2000	$840	96.9%	95.8%	(3.7%)	(0.8%)	7.7%	(9.9%)
Courtyards Village	224	8/29/2001	$809	97.5%	97.3%	(1.9%)	(0.8%)	(4.1%)	2.4%
Cypress Place	192	12/27/2000	$907	97.7%	97.3%	(3.3%)	(3.0%)	7.6%	(12.7%)
Lakeview Townhomes	120	10/18/2010	$1,131	90.6%	n/a	n/a	n/a	n/a	n/a
The Colony	783	9/1/1999	$855	95.9%	95.5%	(3.0%)	(2.5%)	7.2%	(10.3%)
The New Colonies	672	6/23/1998	$724	95.5%	95.5%	(0.3%)	(0.2%)	3.2%	(3.0%)
Total Chicago Region	2,362		$813	96.3%	95.9%	(2.3%)	(1.5%)	5.1%	(7.3%)	3.8%

Florida Region
The Hamptons	668	7/7/2004	$982	93.2%	94.2%	(2.5%)	(1.1%)	0.8%	(3.3%)
Vinings at Hampton Village	168	7/7/2004	$1,110	94.2%	95.5%	(0.5%)	(2.4%)	(1.1%)	(3.8%)
Total Florida Region	836		$1,008	93.5%	94.5%	(2.0%)	(1.4%)	0.4%	(3.4%)	1.5%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,218	95.7%	94.8%	0.2%	3.0%	3.8%	2.4%
Cambridge Village	82	3/1/2002	$1,697	98.0%	98.1%	1.8%	0.2%	0.1%	0.2%
Crescent Club Apartments	257	9/30/2010	$1,221	94.4%	n/a	n/a	n/a	n/a	n/a
Devonshire Hills	297	7/16/2001	$1,693	95.8%	96.1%	0.8%	1.7%	2.5%	1.3%
Hawthorne Court	434	4/4/2002	$1,391	96.9%	96.5%	1.6%	2.1%	(4.4%)	8.2%
Heritage Square	80	4/4/2002	$1,699	97.7%	96.1%	1.0%	2.8%	(0.1%)	5.4%
Holiday Square	144	5/31/2002	$1,191	96.2%	95.2%	1.0%	2.1%	0.7%	3.1%
Lake Grove Apartments	368	2/3/1997	$1,385	95.6%	96.4%	0.6%	(0.1%)	(5.6%)	3.9%
Mid-Island Estates	232	7/1/1997	$1,348	96.8%	97.1%	2.1%	2.5%	(12.0%)	15.1%
Sayville Commons	342	7/15/2005	$1,558	93.8%	95.6%	1.3%	(0.2%)	6.7%	(4.8%)
South Bay Manor	61	9/11/2000	$1,631	95.5%	96.0%	0.8%	(0.4%)	3.5%	(3.6%)
Southern Meadows	452	6/29/2001	$1,367	96.2%	95.9%	0.0%	0.7%	(3.3%)	4.2%
Stratford Greens	359	3/1/2002	$1,422	97.2%	96.3%	(0.4%)	0.9%	0.5%	1.1%
Westwood Village Apts	242	3/1/2002	$2,289	95.6%	95.6%	(1.4%)	(3.3%)	(2.8%)	(3.6%)
Woodmont Village Apts	97	3/1/2002	$1,291	97.4%	96.4%	1.8%	3.4%	(6.3%)	9.7%
Yorkshire Village Apts	40	3/1/2002	$1,770	97.6%	96.6%	1.1%	4.4%	10.1%	(1.1%)
Total Long Island Region	3,647		$1,499	96.1%	96.1%	0.6%	0.8%	(1.5%)	2.5%	11.9%

Maine Region
Liberty Commons	120	8/30/2006	$1,198	97.0%	97.2%	1.0%	0.1%	(1.2%)	0.7%
Redbank Village	500	7/7/1998	$863	96.6%	96.4%	0.2%	(0.1%)	2.2%	(1.9%)
Total Maine Region	620		$928	96.7%	96.6%	0.4%	(0.1%)	1.5%	(1.1%)	1.3%

OWNED COMMUNITY RESULTS
December YTD						YTD '10 versus YTD '09
						% Growth
	# of	Date	YTD '10	YTD '10	YTD '09	Rental	Total	Total	Total	YTD '10
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
New Jersey Region
Barrington Gardens	148	3/1/2005	$1,140	95.7%	95.6%	2.2%	2.2%	(1.8%)	6.3%
Chatham Hill Apartments	308	1/30/2004	$1,686	94.2%	93.8%	(1.3%)	(0.7%)	(1.3%)	(0.5%)
East Hill Gardens	33	7/7/1998	$1,519	95.6%	94.3%	2.5%	3.0%	(9.6%)	11.5%
Hackensack Gardens	198	3/1/2005	$1,078	94.1%	92.4%	1.8%	5.2%	(1.9%)	12.2%
Jacob Ford Village	270	2/15/2007	$1,177	94.7%	95.8%	3.4%	2.0%	(7.7%)	9.9%
Lakeview	106	7/7/1998	$1,358	95.5%	94.0%	0.3%	2.4%	(1.8%)	5.9%
Northwood Apartments	134	1/30/2004	$1,296	97.3%	96.9%	(1.0%)	(0.4%)	(4.6%)	3.6%
Oak Manor	77	7/7/1998	$1,751	95.8%	94.8%	(0.7%)	(1.0%)	(14.9%)	7.7%
Pleasant View	1,142	7/7/1998	$1,121	95.7%	94.0%	(1.0%)	0.2%	(6.5%)	5.4%
Pleasure Bay	270	7/7/1998	$1,013	95.4%	93.6%	(2.5%)	(1.7%)	2.6%	(5.6%)
Royal Gardens Apartments	550	5/28/1997	$1,220	96.3%	95.9%	0.3%	0.6%	(4.7%)	4.6%
Wayne Village	275	7/7/1998	$1,378	97.2%	96.4%	(0.5%)	(0.1%)	(5.0%)	2.9%
Windsor Realty	67	7/7/1998	$1,199	95.8%	93.2%	1.4%	2.4%	0.8%	3.6%
Total New Jersey Region	3,578		$1,231	95.6%	94.7%	(0.2%)	0.5%	(4.5%)	4.2%	10.5%

Philadelphia Region
Castle Club	158	3/15/2000	$954	93.6%	94.5%	0.4%	(2.2%)	(4.4%)	(0.1%)
Chesterfield	247	9/23/1997	$891	94.7%	96.2%	(1.6%)	(2.3%)	(1.1%)	(3.5%)
Curren Terrace	318	9/23/1997	$846	93.7%	93.7%	(3.8%)	(4.5%)	(1.0%)	(8.1%)
Glen Brook	174	7/28/1999	$809	94.7%	91.3%	(1.7%)	4.1%	6.8%	0.2%
Glen Manor	174	9/23/1997	$787	95.0%	94.6%	(1.9%)	(1.9%)	4.7%	(8.8%)
Golf Club	399	3/15/2000	$1,048	94.4%	93.9%	(1.9%)	0.4%	(0.1%)	0.7%
Hill Brook Place	274	7/28/1999	$861	95.5%	95.5%	0.9%	0.4%	(0.7%)	1.6%
Home Properties of Bryn Mawr	316	3/15/2000	$1,162	90.2%	91.4%	3.6%	2.0%	3.0%	1.1%
Home Properties of Devon	631	3/15/2000	$1,084	93.3%	93.0%	(0.8%)	(1.0%)	(1.1%)	(1.0%)
New Orleans Park	442	7/28/1999	$844	94.0%	94.4%	(2.0%)	(3.2%)	(0.2%)	(6.5%)
Racquet Club	466	7/7/1998	$1,027	95.5%	95.4%	(0.1%)	0.6%	0.2%	0.9%
Racquet Club South	103	5/27/1999	$878	93.9%	95.0%	(1.4%)	(1.3%)	2.3%	(5.3%)
Ridley Brook	244	7/28/1999	$903	94.3%	94.6%	(1.5%)	(2.8%)	0.5%	(6.2%)
Sherry Lake	298	7/23/1998	$1,150	94.8%	94.9%	(1.8%)	(1.5%)	0.3%	(2.6%)
The Brooke at Peachtree Village	146	8/15/2005	$1,118	96.0%	97.0%	0.9%	0.3%	(2.3%)	2.0%
The Landings	384	11/25/1996	$963	96.1%	95.7%	(1.8%)	(1.9%)	(3.3%)	(1.0%)
Trexler Park	250	3/15/2000	$1,033	93.6%	92.5%	(1.4%)	1.5%	(5.7%)	7.9%
Trexler Park West	216	8/15/2008	$1,239	95.3%	94.8%	0.3%	1.7%	(1.9%)	3.8%
William Henry	363	3/15/2000	$1,059	93.7%	92.5%	(4.2%)	1.5%	5.0%	(1.6%)
Total Philadelphia Region	5,603		$994	94.2%	94.1%	(1.1%)	(0.6%)	(0.0%)	(1.0%)	12.8%

Washington, D.C. Region
1200 East West	247	Under Construction	$1,805	56.4%	n/a	n/a	n/a	n/a	n/a
Braddock Lee	255	3/16/1998	$1,281	97.6%	97.2%	0.7%	1.2%	(0.6%)	2.3%
Cider Mill	864	9/27/2002	$1,103	95.6%	95.0%	0.1%	1.5%	1.3%	1.8%
Cinnamon Run	511	12/28/2005	$1,211	95.5%	95.2%	1.4%	1.6%	5.8%	(0.3%)
Courts at Huntington Station	202	Under Construction	$2,033	57.5%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,287	97.7%	98.2%	0.5%	1.5%	2.7%	0.7%
Elmwood Terrace	504	6/30/2000	$901	93.4%	92.5%	(1.8%)	0.8%	(2.5%)	4.0%
Falkland Chase	450	9/10/2003	$1,351	95.4%	93.9%	0.1%	1.6%	(2.4%)	3.7%
Mount Vernon Square	1,387	12/27/2006	$1,195	95.4%	94.9%	(0.1%)	0.5%	(3.1%)	2.5%
Orleans Village	851	11/16/2000	$1,315	95.1%	95.3%	(0.5%)	(0.9%)	(5.7%)	2.4%
Park Shirlington	294	3/16/1998	$1,290	96.1%	96.2%	(0.0%)	1.1%	2.6%	0.1%
Peppertree Farm	879	12/28/2005	$1,185	92.8%	92.6%	0.9%	0.5%	(2.2%)	2.3%
Seminary Hill	296	7/1/1999	$1,253	96.6%	97.3%	0.3%	(0.0%)	(4.6%)	3.8%
Seminary Towers	541	7/1/1999	$1,296	95.8%	94.9%	0.1%	(0.2%)	(3.6%)	2.5%
Tamarron Apartments	132	7/16/1999	$1,455	95.5%	96.6%	0.7%	(0.7%)	(1.1%)	(0.5%)
The Apts at Wellington Trace	240	3/2/2004	$1,270	96.5%	96.7%	0.1%	(0.5%)	(0.4%)	(0.5%)
The Courts at Fair Oaks	364	9/30/2010	$1,371	94.0%	n/a	n/a	n/a	n/a	n/a
The Manor - MD	435	8/31/2001	$1,251	95.1%	95.8%	3.3%	2.9%	(2.6%)	6.6%
The Manor - VA	198	2/19/1999	$998	96.3%	95.9%	(3.0%)	(1.8%)	(3.5%)	(0.3%)
The Sycamores	185	12/16/2002	$1,312	97.8%	97.3%	(2.2%)	(2.2%)	(5.2%)	(0.5%)
Village at Potomac Falls	247	8/5/2010	$1,260	95.6%	n/a	n/a	n/a	n/a	n/a
Virginia Village	344	5/31/2001	$1,261	98.5%	97.8%	0.2%	1.4%	(4.5%)	5.5%
West Springfield	244	11/18/2002	$1,396	97.3%	96.8%	(1.2%)	(0.7%)	(5.2%)	1.6%
Westchester West	345	12/30/2008	$1,268	92.8%	92.3%	(0.8%)	(0.1%)	(0.6%)	0.3%
Woodleaf Apartments	228	3/19/2004	$1,197	94.0%	93.5%	1.3%	1.7%	(1.2%)	3.4%
Total Washington, D.C. Region	10,393		$1,220	95.4%	95.1%	0.1%	0.5%	(2.1%)	2.2%	29.5%

TOTAL OWNED PORTFOLIO	38,861		$1,139	94.7%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,798		$1,136	95.2%	94.8%	(0.2%)	0.3%	(1.7%)	1.7%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Fourth Quarter 2010 vs. Third Quarter 2010

Region	% Units	4Q '10	3Q '10	Variance

Washington, D.C.	26.1%	95.2%	95.4%	(0.2%)
Baltimore	21.8%	94.1%	94.7%	(0.6%)
New Jersey, Long Island	19.5%	96.2%	96.0%	0.2%
Philadelphia	15.7%	94.2%	94.2%	0.0%
Boston	6.7%	95.4%	96.7%	(1.3%)
Chicago	6.3%	96.6%	96.3%	0.3%
Florida	2.3%	93.3%	93.0%	0.3%
Maine	1.6%	96.4%	96.6%	(0.2%)

Total Core	100.0%	95.1%	95.4%	(0.3%)

Year over Year Comparison
Fourth Quarter 2010 vs. Fourth Quarter 2009

Region	% Units	4Q '10	4Q '09	Variance

Washington, D.C.	26.1%	95.2%	95.2%	0.0%
Baltimore	21.8%	94.1%	94.4%	(0.3%)
New Jersey, Long Island	19.5%	96.2%	95.5%	0.7%
Philadelphia	15.7%	94.2%	94.1%	0.1%
Boston	6.7%	95.4%	95.4%	0.0%
Chicago	6.3%	96.6%	96.2%	0.4%
Florida	2.3%	93.3%	93.8%	(0.5%)
Maine	1.6%	96.4%	97.6%	(1.2%)

Total Core	100.0%	95.1%	95.0%	0.1%

December vs. Quarter Comparison

Region	% Units	Dec '10	4Q '10	Variance

Washington, D.C.	26.1%	96.8%	95.2%	1.6%
Baltimore	21.8%	94.0%	94.1%	(0.1%)
New Jersey, Long Island	19.5%	95.8%	96.2%	(0.4%)
Philadelphia	15.7%	94.2%	94.2%	0.0%
Boston	6.7%	94.8%	95.4%	(0.6%)
Chicago	6.3%	96.8%	96.6%	0.2%
Florida	2.3%	94.4%	93.3%	1.1%
Maine	1.6%	97.1%	96.4%	0.7%

Total Core	100.0%	95.0%	95.1%	(0.1%)

Net Operating Results - Core Properties

Sequential Results
Fourth Quarter 2010 vs. Third Quarter 2010
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	0.5%	1.2%	0.8%	1.5%
Baltimore	21.8%	0.1%	0.5%	(2.2%)	2.1%
New Jersey, Long Island	19.5%	1.1%	1.6%	9.6%	(3.4%)
Philadelphia	15.7%	1.4%	3.8%	8.5%	0.2%
Boston	6.7%	(1.3%)	(1.2%)	8.6%	(6.4%)
Chicago	6.3%	0.9%	1.1%	4.5%	(2.2%)
Florida	2.3%	2.5%	3.2%	(4.2%)	12.0%
Maine	1.6%	1.5%	1.1%	(4.0%)	4.4%

Total Core	100.0%	0.6%	1.4%	4.0%	(0.3%)

Year Over Year Results
Fourth Quarter 2010 vs. Fourth Quarter 2009
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington, D.C.	26.1%	0.8%	0.2%	(5.9%)	4.2%
Baltimore	21.8%	1.8%	1.8%	(5.8%)	6.5%
New Jersey, Long Island	19.5%	2.8%	2.4%	(1.8%)	5.7%
Philadelphia	15.7%	1.5%	1.9%	0.8%	2.8%
Boston	6.7%	0.6%	1.2%	(2.2%)	3.3%
Chicago	6.3%	0.6%	0.9%	23.2%	(15.3%)
Florida	2.3%	0.1%	0.9%	(1.2%)	3.1%
Maine	1.6%	0.7%	0.4%	1.2%	(0.1%)

Total Core	100.0%	1.5%	1.4%	(2.0%)	3.8%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage change in New Lease and Renewal Lease Rents compared to
Expiring Lease Rents

	2009		2010		2010		2010		2010
	4Q		1Q		2Q		3Q		4Q
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Washington, D.C.	(6.0%)	2.0%	(4.1%)	1.9%	(0.8%)	2.4%	1.3%	3.5%	1.9%	3.6%

Baltimore	(6.0%)	1.8%	(3.4%)	2.2%	1.0%	3.3%	2.5%	4.1%	1.4%	3.9%

New Jersey, Long Island	(5.0%)	1.8%	(4.1%)	1.6%	0.2%	2.6%	3.4%	3.3%	1.3%	3.0%

Philadelphia	(9.0%)	1.0%	(5.0%)	0.6%	0.5%	1.5%	3.7%	3.0%	2.3%	3.4%

Boston	(7.4%)	0.7%	(5.4%)	1.2%	(1.7%)	(1.7%)	2.0%	2.6%	0.4%	3.6%

Chicago	(8.0%)	0.2%	(4.7%)	0.8%	(2.7%)	1.1%	(0.7%)	2.4%	0.0%	3.2%

Florida	(5.4%)	0.7%	(4.6%)	0.5%	(0.8%)	0.4%	(1.1%)	1.9%	(4.5%)	1.8%

Maine	(7.4%)	1.5%	(0.7%)	1.0%	1.1%	1.1%	4.2%	2.2%	(0.8%)	3.7%
Total Core	(6.0%)	1.6%	(4.2%)	1.6%	(0.2%)	2.3%	2.3%	3.4%	1.0%	3.5%

Spread(1)	7.6%		5.8%		2.5%		1.1%		2.5%

	2010		2010		2010		2010		2010		2010
	January		February		March		April		May		June
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Washington, D.C.	(5.0%)	2.2%	(4.9%)	1.9%	(2.1%)	1.6%	(2.5%)	1.9%	(0.8%)	2.2%	1.0%	3.1%

Baltimore	(3.5%)	1.9%	(4.2%)	1.9%	(2.6%)	2.9%	0.1%	3.0%	1.2%	3.6%	1.3%	3.3%

New Jersey, Long Island	(4.2%)	1.6%	(4.9%)	1.6%	(3.2%)	1.5%	(3.3%)	2.2%	0.4%	2.9%	3.5%	2.7%

Philadelphia	(6.6%)	0.4%	(5.3%)	0.5%	(2.8%)	0.7%	0.1%	1.1%	0.0%	1.3%	0.9%	1.9%

Boston	(5.8%)	1.0%	(6.3%)	1.3%	(3.9%)	1.3%	(1.1%)	1.4%	(1.5%)	1.3%	(1.5%)	1.9%

Chicago	(8.4%)	1.0%	(5.0%)	0.9%	(2.0%)	0.7%	(4.8%)	1.1%	(1.5%)	0.6%	(2.4%)	1.6%

Florida	(7.0%)	0.2%	(4.6%)	0.7%	(2.7%)	0.7%	(3.2%)	0.3%	(1.5%)	0.7%	2.8%	0.7%

Maine	1.5%	1.3%	0.3%	0.7%	(3.3%)	1.3%	0.3%	1.8%	0.1%	0.6%	2.9%	1.4%

Total Core	(5.0%)	1.6%	(4.8%)	1.5%	(2.7%)	1.6%	(1.9%)	2.0%	(0.1%)	2.3%	1.3%	2.6%

Spread(1)	6.6%		6.3%		4.3%		3.9%		2.4%		1.3%

	2010		2010		2010		2010		2010		2010
	July		August		September		October		November		December
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Washington, D.C.	(0.3%)	3.3%	2.3%	3.7%	2.0%	3.5%	1.1%	3.4%	2.8%	3.7%	2.2%	3.6%

Baltimore	2.2%	3.7%	2.7%	4.3%	3.1%	4.4%	1.9%	4.3%	0.5%	3.7%	1.9%	3.7%

New Jersey, Long Island	2.6%	3.1%	4.6%	3.3%	2.9%	3.6%	2.1%	3.1%	0.4%	3.3%	1.3%	3.0%

Philadelphia	2.7%	2.3%	4.8%	3.1%	3.4%	3.6%	2.8%	3.4%	1.2%	3.5%	2.6%	3.2%

Boston	2.2%	2.3%	3.1%	2.6%	0.2%	2.8%	1.0%	3.2%	(0.3%)	3.7%	0.7%	4.2%

Chicago	(2.4%)	2.5%	(1.0%)	2.5%	2.0%	2.2%	0.8%	1.9%	0.0%	4.0%	(0.9%)	4.5%

Florida	(0.6%)	1.2%	1.8%	2.3%	(5.3%)	2.2%	(3.1%)	1.9%	(6.0%)	1.2%	(4.2%)	2.4%

Maine	7.2%	1.3%	6.6%	2.1%	(1.0%)	3.4%	(1.4%)	4.4%	(1.8%)	4.4%	1.5%	2.6%

Total Core	1.4%	3.0%	3.1%	3.5%	2.2%	3.6%	1.4%	3.4%	0.8%	3.5%	0.9%	3.7%

Spread(1)	1.6%		0.4%		1.4%		2.0%		2.8%		2.8%

(1)	Spread is the gap between the percentage change in rents on new leases compared to renewed leases.

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	4Q '10	3Q '10	2Q '10	1Q '10	4Q '09	3Q '09	2Q '09	1Q '09	Year '10	Year '09	Year '08	Year '07

Eviction/skip	16.4%	14.3%	14.8%	17.0%	14.8%	12.5%	12.2%	16.6%	15.6%	14.0%	14.6%	14.6%

Employment related	13.3%	13.6%	14.1%	14.8%	14.7%	14.0%	16.4%	17.7%	13.9%	15.7%	15.2%	16.1%

Transfer w/in HME	13.2%	11.2%	10.4%	14.6%	13.6%	11.8%	12.4%	13.8%	12.3%	12.9%	10.7%	8.3%

Location convenience/
apartment size	11.7%	13.3%	13.4%	10.0%	10.4%	11.6%	10.0%	8.3%	12.1%	10.1%	10.3%	13.7%

Home purchase	10.7%	10.6%	11.5%	11.1%	14.8%	12.4%	12.2%	9.9%	11.0%	12.3%	12.0%	15.5%

Rent level	9.9%	10.4%	9.6%	9.9%	9.7%	10.0%	10.0%	10.2%	10.0%	10.0%	9.5%	8.0%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	4Q '10	YTD '10	4Q '10	YTD '10
	vs.	vs.	vs.	vs.
	4Q '09	YTD '09	4Q '09	YTD '09	4Q '10	4Q '09	YTD '10	YTD '09

Region
Baltimore	6.0%	(4.0%)	(3.0%)	(8.0%)	8.5%	9.2%	40.0%	41.2%
Boston	(12.0%)	(7.0%)	(4.0%)	(3.0%)	9.9%	9.4%	37.4%	40.4%
Chicago	(9.0%)	1.0%	(1.0%)	(2.0%)	10.2%	11.2%	46.8%	47.8%
Florida	127.0%	50.0%	19.0%	7.0%	11.4%	12.0%	49.8%	49.3%
Long Island	(2.0%)	5.0%	(17.0%)	(5.0%)	8.1%	8.4%	33.2%	35.0%
Maine	43.0%	9.0%	16.0%	4.0%	12.4%	9.7%	51.5%	43.9%
New Jersey	11.0%	5.0%	32.0%	3.0%	8.1%	8.1%	34.8%	36.2%
Philadelphia	(3.0%)	(2.0%)	5.0%	(10.0%)	8.8%	9.7%	41.0%	44.0%
Washington, D.C.	4.0%	2.0%	(5.0%)	(5.0%)	8.3%	9.1%	36.1%	37.3%

Total Core	5.0%	1.0%	0.0%	(5.0%)	8.8%	9.3%	38.6%	40.1%

Bad Debt as % of Rent and Utility Recovery - Core

4Q '10	4Q '09	YTD '10	YTD '09
1.29%	1.27%	1.33%	1.27%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%			YTD	%
	4Q '10	4Q '09	Variance	Variance	YTD '10	YTD '09	Variance	Variance

Rent	$115,598	$113,871	$1,727	1.5%	$457,991	$457,555	$436	0.1%
Utility recovery	5,280	5,318	(38)	(0.7%)	20,584	19,767	817	4.1%
Rent including recoveries	120,878	119,189	1,689	1.4%	478,575	477,322	1,253	0.3%
Other income	5,182	5,152	30	0.6%	21,218	20,928	290	1.4%

Total income	126,060	124,341	1,719	1.4%	499,793	498,250	1,543	0.3%
Operating & maintenance	(50,481)	(51,516)	1,035	2.0%	(203,784)	(207,279)	3,495	1.7%

Net Core Properties NOI	$75,579	$72,825	$2,754	3.8%	$296,009	$290,971	$5,038	1.7%

Physical Occupancy %	95.1%	95.0%	0.1%		95.2%	94.8%	0.4%

Weighted Avg Rent per Unit	$1,147	$1,131	$16	1.4%	$1,136	$1,138	$(2)	(0.2%)

Acquired Properties
	4Q '10	YTD '10

Rent	$8,704	$12,342
Utility recovery	98	132
Rent including recoveries	8,802	12,474
Other income	262	357

Total income	9,064	12,831
Operating & maintenance	(3,326)	(4,820)

Net Acquired Properties NOI	$5,738	$8,011

Physical Occupancy %	93.8%	93.6%

Weighted Avg Rent per Unit	$1,169	$1,103

Developed Properties
	4Q '10	YTD '10

Rent	$1,842	$3,500
Utility recovery	27	47
Rent including recoveries	1,869	3,547
Other income	140	302

Total income	2,009	3,849
Operating & maintenance	(932)	(2,434)

Net Developed Properties NOI	$1,077	$1,415

Physical Occupancy %	73.7%	56.8%

Weighted Avg Rent per Unit	$1,873	$1,877

Seasonality Factor for NAV Calculation
To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's  effective NOI run rate is 25.5%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)
			Qtr	%			YTD	%
	4Q '10	4Q '09	Variance	Variance	YTD '10	YTD '09	Variance	Variance

Electricity	$1,775	$1,920	$(145)	(7.6%)	$8,184	$8,858	$(674)	(7.6%)

Gas	5,056	5,284	(228)	(4.3%)	16,529	18,767	(2,238)	(11.9%)

Water & sewer	3,978	3,790	188	5.0%	15,623	14,586	1,037	7.1%

Repairs & maintenance	7,708	7,397	311	4.2%	29,447	30,371	(924)	(3.0%)

Personnel expense	11,545	10,557	988	9.4%	47,451	46,436	1,015	2.2%

Advertising	1,009	1,074	(65)	(6.1%)	4,083	4,321	(238)	(5.5%)

Legal & professional	484	463	21	4.5%	1,585	1,602	(17)	(1.1%)

Office & telephone	1,365	1,260	105	8.3%	5,737	5,748	(11)	(0.2%)

Property insurance	725	3,412	(2,687)	(78.8%)	6,736	10,020	(3,284)	(32.8%)

Real estate taxes	12,212	11,440	772	6.7%	48,038	47,291	747	1.6%

Snow	303	497	(194)	(64.0%)	2,271	1,222	1,049	85.8%

Trash	786	860	(74)	(8.6%)	3,316	3,454	(138)	(4.0%)

Property management G & A	3,535	3,562	(27)	(0.8%)	14,784	14,603	181	1.2%

Total Core	$50,481	$51,516	$(1,035)	(2.0%)	$203,784	$207,279	$(3,495)	(1.7%)

Discontinued Operations
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three and twelve months ended December 31, 2010 and 2009:

	4Q '10	4Q '09	YTD '10	YTD '09
Revenues:
Rental income	$102	$1,493	$3,441	$9,710
Property other income	(18)	69	14	582
Other income	669	-	669	-
Total revenues	753	1,562	4,124	10,292
Expenses:
Operating and maintenance	107	1,269	2,889	6,695
Interest expense (1)	37	261	802	5,546
Depreciation and amortization	-	343	840	2,356
Total expenses	144	1,873	4,531	14,597
Income (loss) from discontinued operations	$609	$(311)	$(407)	$(4,305)

(1)	Includes prepayment penalties of $4,927 in 2009.

Summary of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Acquisitions
Middlebrooke Apartments	Baltimore	MD	4/1/2010	208	6.3%	$17.4	$83,413
Westbrooke Apartments	Baltimore	MD	4/1/2010	110	6.3%	6.3	57,727
Annapolis Roads	Baltimore	MD	6/17/2010	282	6.6%	32.5	115,248
The Greens at Columbia	Baltimore	MD	7/29/2010	168	6.1%	25.6	152,381
Village at Potomac Falls	Suburban D.C.	VA	8/5/2010	247	5.6%	38.5	155,870
Charleston Place	Baltimore	MD	9/30/2010	858	6.2%	103.0	120,047
The Courts at Fair Oaks	Suburban D.C.	VA	9/30/2010	364	5.9%	70.1	192,582
Crescent Club	Long Island	NY	9/30/2010	257	6.2%	31.3	121,595
Lakeview Townhomes	Chicago	IL	10/18/2010	120	6.2%	14.5	120,625
			Total 2010	2,614	6.1%	$339.1	$129,734

							Wgtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Acquisitions
			Total 2009	-		$-

	Total 2010 and 2009 Acquisitions			2,614	6.1%	$339.1	$129,734

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 3% management fee but before capital expenditures.

Summary of Recent Sales
($ in millions, except unit and per unit data)
							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2010 Sales
			Total 2010	-		$-

							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2009 Sales
Regency Club	New Jersey	NJ	1/30/2009	372	7.3%	$39.9	$107,277
Lakeshore Villas	Hudson Valley	NY	1/30/2009	152	8.4%	11.5	75,631
Sunset Gardens	Hudson Valley	NY	1/30/2009	217	8.0%	16.4	75,631
Home Properties of Newark	Philadelphia	PA	10/1/2009	432	8.4%	30.0	69,444
Beechwood Gardens	Philadelphia	PA	12/16/2009	160	7.6%	10.5	65,625
			Total 2009	1,333	7.8%	$108.3	$81,256

		Total 2010 and 2009 Sales		1,333	7.8%	$108.3	$81,256

(1)	CAP rate based on projected NOI at the time of sale after an allowance for a 3% management fee but before capital expenditures.

Breakdown of Owned Units By Market

		Net			Net
		Acquired/			Acquired/
		Developed	As of	12/31/2009	Developed	As of	Current
Market	State	in 2009	12/31/2009	% of Units	in 2010	12/31/2010	% of Units
Suburban Washington, D.C.	DC/MD/VA	-	9,333	26.07%	1,060	10,393	26.74%
Baltimore	MD	-	7,814	21.83%	1,626	9,440	24.29%
Suburban New York City	NY/NJ	(741)	6,967	19.46%	258	7,225	18.59%
Philadelphia	PA	(592)	5,603	15.65%	-	5,603	14.42%
Boston	MA	-	2,382	6.65%	-	2,382	6.13%
Chicago	IL	-	2,242	6.26%	120	2,362	6.08%
Florida	FL	-	836	2.34%	-	836	2.15%
Portland	ME	-	620	1.73%	-	620	1.60%

Total		(1,333)	35,797	100.0%	3,064	38,861	100.0%

Debt Summary Schedule
			INTEREST	12/31/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.50	53,157	05/01/11	0.33
Lake Grove - 1st		Prudential - Fannie Mae	6.54	24,037,435	12/01/11	0.92
Lake Grove - 2nd		Prudential - Fannie Mae	5.51	10,428,067	12/01/11	0.92
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	5.49	84,173,808	01/01/12	1.00
Multi-Property Notes Pay		Seller Financing	4.00	166,333	02/01/12	1.09
Timbercroft III - 1st		Capmark - HUD	8.00	182,169	02/01/12	1.09
Castle Club Apartments		NorthMarq - Freddie Mac	7.08	6,198,235	05/01/12	1.33
Gateway Village		Prudential - Fannie Mae	6.89	6,371,824	05/01/12	1.33
The New Colonies		Prudential - Fannie Mae	7.11	18,117,043	06/01/12	1.42
Woodholme Manor		Prudential - Fannie Mae	7.17	3,442,031	07/01/12	1.50
Liberty Place	(1)	CW Capital - Fannie Mae	5.71	5,885,669	11/01/12	1.84
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	5.26	4,380,569	03/01/13	2.17
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	5.44	4,267,946	03/01/13	2.17
Barrington Gardens		Wachovia - Freddie Mac	4.96	10,996,035	04/01/13	2.25
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.02	26,726,943	05/01/13	2.33
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.46	16,629,088	05/01/13	2.33
Multi-Property		Prudential - Fannie Mae	6.48	100,000,000	08/31/13	2.67
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	5.84	26,936,172	11/01/13	2.84
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	6.29	3,187,098	11/01/13	2.84
Falkland Chase		Centerline - Fannie Mae	5.48	11,501,669	04/01/14	3.25
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.52	23,925,187	04/01/14	3.25
Hawthorne Court		Centerline - Fannie Mae	5.27	34,530,184	07/01/14	3.50
The Greens at Columbia	(1)	M&T Realty-Fannie Mae	3.93	9,836,117	08/01/14	3.59
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.36	13,453,610	10/01/14	3.75
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.09	9,794,024	10/01/14	3.75
Westchester West - 1st	(1)	Deutsche Bank Berkshire - Freddie	6.15	26,717,393	03/01/15	4.17
Westchester West - 2nd	(1)	Deutsche Bank Berkshire - Freddie	6.64	7,441,100	03/01/15	4.17
Stratford Greens		Capital One Bank	5.75	31,024,238	07/01/15	4.50
Sayville Commons		M&T Realty - Freddie Mac	5.00	39,766,713	08/01/15	4.59
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	32,847,556	09/01/15	4.67
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	22,724,716	09/02/15	4.67
Charleston Place	(1)	Wells Fargo - Freddie Mac	3.77	19,976,662	09/03/15	4.68
Cypress Place Apartments		Prudential - Fannie Mae	6.56	10,200,362	11/01/15	4.84
Golf Club Apartments		Prudential - Fannie Mae	6.38	32,892,991	11/01/15	4.84
Northwood Apartments		M&T Realty - Freddie Mac	5.50	10,531,198	12/01/15	4.92
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.25	50,036,401	01/01/16	5.01
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.55	5,187,164	01/01/16	5.01
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.25	77,015,876	01/01/16	5.01
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.55	1,886,237	01/01/16	5.01
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	5.57	50,872,490	02/01/16	5.09
Devonshire - 1st		Wachovia - Fannie Mae	5.60	37,228,507	04/01/16	5.25
Devonshire - 2nd		Wachovia - Fannie Mae	6.24	8,341,507	04/01/16	5.25
Mid-Island		Prudential - Fannie Mae	5.48	19,455,926	04/01/16	5.25
Owings Run 1 & 2		Prudential - Fannie Mae	5.59	42,111,562	04/01/16	5.25
Country Village		Centerline - Fannie Mae	5.52	18,682,477	06/01/16	5.42
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	5.61	47,000,000	06/01/17	6.42
Mill Towne Village		Prudential - Fannie Mae	5.99	24,239,000	09/01/17	6.67
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.83	47,000,000	11/01/17	6.84
Village Square 1, 2 & 3		Prudential - Fannie Mae	5.81	39,285,000	12/01/17	6.92
Chatham Hill		M&T Realty - Freddie Mac	5.59	44,454,722	01/01/18	7.01
William Henry Apartments		PNC - Fannie Mae	4.85	28,650,000	01/01/18	7.01
Seminary Towers Apartments		Prudential - Fannie Mae	5.49	53,515,000	07/01/18	7.50
The Manor (MD)		Prudential - Fannie Mae	4.23	46,636,427	11/01/18	7.84
Bonnie Ridge - 1st		Prudential Life	6.60	11,186,352	12/15/18	7.96
Bonnie Ridge - 2nd		Prudential Life	6.16	17,767,580	12/15/18	7.96
Bonnie Ridge - 3rd		Prudential Life	6.07	24,870,928	12/15/18	7.96
Annapolis Roads		Amerisphere - Fannie Mae	5.12	23,990,000	01/01/19	8.01
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	5.75	18,304,441	01/01/19	8.01
The Sycamores		M&T Realty - Freddie Mac	5.71	21,341,421	01/01/19	8.01
Top Field Apartments		M&T Realty - Fannie Mae	4.84	16,625,000	01/01/19	8.01
Westwood Village		M&T Realty - Freddie Mac	5.68	46,764,214	01/01/19	8.01
Timbercroft III - 2nd		M & T Realty - HUD	8.38	2,197,714	06/01/19	8.42
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.38	1,492,081	06/01/19	8.42
The Brooke at Peachtree		Wells Fargo - Fannie Mae	5.47	12,355,422	07/01/19	8.50
Glen Manor		Prudential - Fannie Mae	5.83	7,926,937	08/01/19	8.59
Ridley Brook		Prudential - Fannie Mae	5.83	13,159,404	08/01/19	8.59
The Courts at Fair Oaks	(1)	CW Capital - Freddie Mac CME	4.50	49,688,651	08/01/19	8.59
Southern Meadows		Red Mortgage - Fannie Mae	5.36	40,841,081	10/01/19	8.76
Elmwood Terrace		M & T Realty - Fannie Mae	5.56	26,793,309	11/01/19	8.84
Lakeview		Greystone - Fannie Mae	5.31	9,103,246	12/01/19	8.92
The Landings		Prudential - Fannie Mae	5.60	26,228,879	01/01/20	9.01
East Meadow Apartments		M&T Realty - Freddie Mac CME	5.40	14,769,194	05/01/20	9.34
Selford Townhomes		M&T Realty - Freddie Mac CME	5.40	8,928,779	05/01/20	9.34
South Bay Manor		M&T Realty - Freddie Mac CME	5.40	6,770,991	05/01/20	9.34
Stone Ends Apts.		M&T Realty - Freddie Mac CME	5.40	25,149,397	05/01/20	9.34
Tamarron Apartments		M&T Realty - Freddie Mac CME	5.40	14,777,131	05/01/20	9.34

Debt Summary Schedule
			INTEREST	12/31/10	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

The Manor (VA)		M&T Realty - Freddie Mac CME	5.40	13,869,371	05/01/20	9.34
Woodmont Village		M&T Realty - Freddie Mac CME	5.40	10,007,178	05/01/20	9.34
Trexler Park		Greystone - Fannie Mae	4.34	38,696,131	08/01/20	9.59
New Orleans Park		M & T Realty - Fannie Mae	4.58	23,684,222	11/01/20	9.84
Orleans Village		Prudential - Fannie Mae	4.35	97,531,849	11/01/20	9.84
Racquet Club East		PNC - Fannie Mae	4.74	37,875,000	12/01/20	9.93
Heritage Woods Apts		Greystone - Fannie Mae	5.39	14,500,000	01/01/21	10.01
The Meadows at Marlborough		Prudential - Fannie Mae	5.50	21,170,000	01/01/21	10.01
Home Properties of Devon		M & T Realty - Fannie Mae	4.85	60,400,000	08/01/21	10.59
Pleasant View Gardens		Prudential - Fannie Mae	4.51	96,433,075	11/01/21	10.84
Dunfield Townhomes		Centerline Capital - HUD	5.25	11,897,413	09/01/28	17.68
Highland House	(1)	Arbor Comml - Fannie Mae	6.32	5,922,312	01/01/29	18.02
Westwoods	(1)	Midland Loan Services - HUD	5.94	3,534,895	06/01/34	23.43

WTD AVG - FIXED SECURED			5.36	2,207,495,239		6.52

VARIABLE RATE SECURED

Bayview Apartments		M&T Realty - Freddie Mac	2.63	10,595,629	03/01/11	0.16
Adjusts Monthly - Freddie 30d Ref + 2.50
Virginia Village		Wachovia - Freddie Mac	2.12	29,910,344	07/01/15	4.50
Adjusts Monthly - Freddie 30d Ref + 1.99
Hill Brook Apts		M&T Realty - Freddie Mac	3.55	12,848,936	09/01/16	5.67
Adjusts Monthly - 30L + 2.85 + .44
Wayne Village		M&T Realty - Freddie Mac	3.65	26,152,276	09/01/16	5.67
Adjusts Monthly - 30L + 3.00 + .387
Cider Mill Apts		M&T Realty - Freddie Mac	3.43	62,825,484	01/01/17	6.01
Adjusts Monthly - 30L + 2.89 + .31
The Heights at Marlborough		PNC Real Estate	3.63	23,621,034	01/01/17	6.01
Adjusts Monthly - 30L + 3.02 + .35
Sherry Lake		M&T Realty - Freddie Mac	3.16	26,069,952	04/01/17	6.25
Adjusts Monthly - 30L + 2.67 + .226
Falkland Chase		Montgomery Cty HOC-Fannie	1.38	24,695,000	10/01/30	19.76
Adjusts Weekly - BMA Index + 1.10

WTD AVG - VARIABLE SECURED			3.00	216,718,656		7.05

WTD AVG - TOTAL SECURED DEBT			5.15	2,424,213,895		6.57

FIXED RATE UNSECURED
Exchangeable Senior Notes			5.75	138,218,351	11/01/26	15.85

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	4.50	56,500,000	08/31/12	1.67
Adjusts Daily 30 LIBOR (Floor 1.50) + 3.00

TOTAL COMBINED DEBT			5.16	$2,618,932,246		6.96

% OF PORTFOLIO - FIXED				89.6%

WTG AVG - TOTAL SECURED DEBT			5.15			6.57
WTD AVG - TOTAL PORTFOLIO			5.16			6.96

(1)	GAAP Financial Statement balance and rate have been adjusted pursuant to ASC 805-10 (f.k.a FAS 141R) to reflect fair market value of debt.

MATURING DEBT SCHEDULE
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL DEBT
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2010		$-		$-	$-
2011	6.23	34,518,659	2.63	10,595,629	45,114,288	1.86%
2012	5.93	124,537,111	-	-	124,537,111	5.14%
2013	6.04	193,123,850	-	-	193,123,850	7.97%
2014	5.22	103,040,791	-	-	103,040,791	4.25%
2015	5.17	234,122,929	2.12	29,910,344	264,033,274	10.89%
2016	5.45	310,818,148	3.62	39,001,212	349,819,360	14.43%
2017	5.78	157,524,000	3.41	112,516,471	270,040,471	11.14%
2018	5.34	227,081,009	-	-	227,081,009	9.37%
2019	5.36	290,582,921	-	-	290,582,921	11.99%
2020	4.83	318,288,123	-	-	318,288,123	13.13%
2021 - 2034	4.88	213,857,696	1.38	24,695,000	238,552,696	9.84%
TOTAL	5.36	$2,207,495,239	3.00	$216,718,656	$2,424,213,895	100.00%

Unencumbered Properties

Property	# Units	Market	State

Middlebrooke Apartments	208	Baltimore	MD
Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Westbrooke Apartments	110	Baltimore	MD
Gardencrest	696	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
The Colony	783	Chicago	IL
Lakeview Townhomes	120	Chicago	IL
Cambridge Village	82	Long Island	NY
Crescent Club	256	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Yorkshire Village	40	Long Island	NY
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Chesterfield Apartments	247	Philadelphia	PA
Glen Brook	177	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Liberty Commons	120	Portland	ME
1200 East West Highway	247	Suburban Washington, DC	MD
Woodleaf Apartments	228	Suburban Washington, DC	MD
Braddock Lee	255	Suburban Washington, DC	VA
Courts at Huntington Station	202	Suburban Washington, DC	VA
Seminary Hill	296	Suburban Washington, DC	VA
Village at Potomac Falls	247	Suburban Washington, DC	VA

Total Number of Units:	7,875
Total Number of Properties:	30

Recurring Capital Expenditure Summary

For 2010, the Company estimates that the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment will remain unchanged at $800 per apartment unit.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen/bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, among other items community centers, new windows, and kitchen/bath apartment upgrades.  Revenue generating capital improvements will directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,436	9	$160	$13	$173
Blinds/shades	135	3	45	7	52
Carpets/cleaning	770	4	193	180	373
Computers, equipment, misc.(4)	120	6	20	18	38
Contract repairs	-	-	-	147	147
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	-	28
Furnace/air (HVAC)	824	24	34	105	139
Hot water heater	260	7	37	-	37
Interior painting	-	-	-	205	205
Kitchen/bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	131	131
New roof	800	24	33	-	33
Parking lot site	540	15	36	-	36
Pool/exercise facility	119	15	8	54	62
Windows major	1,505	20	75	-	75
Miscellaneous (6)	385	17	23	-	23
Total	$8,428		$800	$860	$1,660

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.

(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.

(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $860 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's same-store expense detail schedule.

(4)	Includes computers, office equipment/furniture, and maintenance vehicles.

(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as: balconies, siding, and concrete/sidewalks.

In reviewing the breakdown of costs above, one must consider the Company's unique strategy in operating apartments which has been to improve every property every year regardless of age.  Another part of its strategy is to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  This strategy results in higher costs of capital expenditures and maintenance costs which is more than justified by higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $800 per unit is spent on recurring capital expenditures in 2010 and 2009.  During the three months ended December 31, 2010 and 2009, approximately $200 per unit was spent on recurring capital expenditures.  For the twelve months ended December 31, 2010 and 2009, approximately $800 per unit was spent on recurring capital expenditures.  The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring and non-recurring, revenue generating capital improvements for the three and twelve months ended December 31, 2010 as follows:

For the three months ended December 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$194	$5	$194	$5
Major building improvements	1,209	32	4,772	124	5,981	156
Roof replacements	317	8	472	12	789	20
Site improvements	422	11	3,422	89	3,844	100
Apartment upgrades	1,311	34	9,193	239	10,504	273
Appliances	1,425	37	2	-	1,427	37
Carpeting/flooring	2,121	55	1,276	33	3,397	88
HVAC/mechanicals	681	18	3,715	97	4,396	115
Miscellaneous	192	5	621	16	813	21
Totals	$7,678	$200	$23,667	$615	$31,345	$815

(a)	Calculated using the weighted average number of units owned, including 35,798 core units, and 2010 acquisition units of 2,594 for the three months ended December 31, 2010.

For the twelve months ended December 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(b)	Cap Ex	Per Unit(b)	Improvements	Per Unit(b)
New Buildings	$-	$-	$288	$8	$288	$8
Major building improvements	4,634	126	10,857	295	15,491	421
Roof replacements	1,214	33	1,879	51	3,093	84
Site improvements	1,618	44	9,026	245	10,644	289
Apartment upgrades	5,346	145	27,192	739	32,538	884
Appliances	5,135	140	-	-	5,135	140
Carpeting/Flooring	8,128	221	2,976	81	11,104	302
HVAC/Mechanicals	2,611	71	13,452	366	16,063	437
Miscellaneous	736	20	1,811	49	2,547	69
Totals	$29,422	$800	$67,481	$1,834	$96,903	$2,634

(b)	Calculated using the weighted average number of units owned, including 35,798 core units, and 2010 acquisition units of 979 for the twelve months ended December 31, 2010.

Capital Expenditure Summary

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended December 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(c)	Cap Ex	Per Unit(c)	Improvements	Per Unit(c)
Core Communities	$7,160	$200	$22,011	$615	$29,171	$815
2010 Acquisition Communities	518	200	1,656	638	2,174	838
Sub-total	7,678	200	23,667	615	31,345	815
2009 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	741	-
	$7,678	$200	$23,667	$615	$32,086	$815

(c)	Calculated using the weighted average number of units owned, including 35,798 core units and 2010 acquisition units of 2,594 for the three months ended December 31, 2010.

For the twelve months ended December 31, 2010
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(d)	Cap Ex	Per Unit(d)	Improvements	Per Unit(d)
Core Communities	$28,638	$800	$65,497	$1,830	$94,135	$2,630
2010 Acquisition Communities	784	800	1,984	2,027	2,768	2,827
Sub-total	29,422	800	67,481	1,834	96,903	2,634
2009 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	3,168	-
	$29,422	$800	$67,481	$1,834	$100,071	$2,634

(1)
  No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.

(d)	Calculated using the weighted average number of units owned, including 35,798 core units and 2010 acquisition units of 979 for the twelve months ended December 31, 2010.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	12/31/2010	12/31/2009	Change

Net Operating Income	$75,579	$72,825	3.8%

Less: Non Recurring Cap Ex @ 6%	(1,321)	-	-

Adjusted Net Operating Income	$74,258	$72,825	2.0%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Communities as of December 31, 2010
($ in thousands)

			# of		Estimated					%
	Property		Units at	Estimated	Costs	Costs	Construction	Initial	Construction	Physical
	Type		Completion	Costs	Per Unit	Incurred	Start	Occupancy	Completion	Occupancy

Completed:
1200 East West Highway	High Rise		247		$329.1	$82,976	2Q 07	1Q 10	4Q 10	95.6%
Silver Spring, MD

Under construction:
Courts at Huntington Station	Podium	Phase One	202					2Q 10	4Q 10	74.8%
Alexandria, VA		Phase Two	219					1Q 11	2Q 11
Total Courts at Huntington Station			421	127,200	302.1	111,849	1Q 08	2Q 10	2Q 11

Pre-construction:
Cobblestone Square	Garden		314	49,100	156.4	14,879	1Q 11	3Q 11	1H 12	n/a
Fredericksburg, VA

Ripley Street	High Rise		379	111,200	293.4	21,488	2H 11	4Q 12	1H 13	n/a
Silver Spring, MD

Falkland North	High Rise		tbd	tbd	tbd	3,139	tbd	tbd	tbd	n/a
Silver Spring, MD

Under contract:
Courts at Spring Mill Station	Donut/Podium		385	78,500	203.9	129	1H 12	tbd	tbd	n/a
Conshohocken, PA

Total						$234,460

2011 Earnings Guidance		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year

2011 compared to 2010
FFO per share - 2011 guidance		$.79 - $.83	$.82 - $.86	$.83 - $.87	$.86 - $.90	$3.30 - $3.46

Midpoint of guidance		$0.81	$0.84	$0.85	$0.88	$3.38

FFO per share - 2010 actual		$0.707	$0.760	$0.788	$0.845	$3.104

Improvement projected		14.6%	10.6%	7.9%	4.1%	8.9%

2011 compared to 2010 based on "Operating FFO"
FFO per share - 2011 Operating FFO		$.79 - $.83	$.83 - $.87	$.85 - $.89	$.87 - $.91	$3.34 - $3.50

Midpoint of guidance		$0.81	$0.85	$0.87	$0.89	$3.42

Operating FFO per share - 2010 actual		$0.707	$0.773	$0.833	$0.846	$3.163

Improvement projected		14.6%	10.0%	4.5%	5.2%	8.1%

Assumptions for midpoint of guidance:
Same store revenue growth	see notes (1) & (2)	2.4%	4.1%	3.7%	3.3%	3.4%

Same store expense growth	see note (3)	-2.2%	4.8%	4.8%	3.1%	2.4%

Same store NOI growth		6.1%	3.8%	3.0%	3.4%	4.0%

Assumption for occupancy in guidance:
Same store 2011 physical occupancy		95.0%	95.6%	95.5%	95.3%	95.3%

Same store 2010 physical occupancy		94.8%	95.5%	95.4%	95.1%	95.2%

Change in occupancy		0.2%	0.1%	0.1%	0.2%	0.1%

Annual growth by region:		2010	2011 Same Store Growth Projection
		% of NOI	Revenue	Expenses	NOI
	Florida	1.5%	3.5%	2.0%	5.3%
	Washington, DC	29.5%	3.5%	1.2%	5.0%
	Philadelphia	12.8%	3.4%	1.6%	5.0%
	Baltimore	21.2%	3.5%	1.9%	4.4%
	Maine	1.3%	3.9%	4.1%	3.8%
	Chicago	3.8%	3.4%	3.3%	3.4%
	New Jersey/Long Island/Hudson Valley	22.4%	3.3%	3.2%	3.3%
	Boston	7.5%	2.6%	7.3%	-0.2%
	Total	100.0%	3.4%	2.4%	4.0%

(1)	Rental rates are projected to increase 3.4%. Economic occupancy is projected to increase 0.2%, resulting in 3.6% rental revenue growth.

(2)	Property other income is expected to be flat which will decrease the 3.6% rental revenue growth to 3.4% total revenue growth.

	(In thousands)
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
Utility recovery - 2011	$7,200	$4,700	$4,000	$4,700	$20,600

Utility recovery - 2010	$7,684	$3,767	$3,853	$5,280	$20,584

Increase (decrease)	$(484)	$933	$147	$(580)	$16

2011 Earnings Guidance

(3)	Expense growth rates assumed for the midpoint of guidance for every expense category are as follows:

		% of Total	% Increase
		Expenses	Over 2010
	Electricity	4.0%	1.0%
(a)	Natural gas heating costs	7.7%	-2.4%
	Water and sewer	7.7%	3.5%
	Repairs and maintenance	14.9%	5.9%
	Total personnel costs	22.8%	0.5%
	Real estate taxes	23.8%	3.5%
(b)	Property insurance	4.5%	40.8%
	Advertising	1.9%	-0.9%
	Legal & Professional	0.6%	-26.6%
	Office & telephone	2.7%	-3.5%
(c)	Snow removal	0.7%	-37.8%
	Trash	1.6%	1.7%
	Property management G & A	7.1%	-0.4%
		100.0%	2.4%

(a)	Heating costs are projected to decrease 2.4% based on lower costs per decatherm locked in for 2011 versus 2010 actual.

(b)	Both the third and fourth quarters of 2010 included significant reductions in insurance reserves that will be difficult to repeat in 2011.

(c)	The first quarter of 2010 included significant costs from severe winter storms that is not expected to be repeated in 2011.

(4)	G & A costs are expected to increase 5.8%. The run rate is projected as follows:

	(In thousands)
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2011 projected	$6,500	$7,800	$6,600	$5,700	$26,600
2010 Actual	$5,558	$7,111	$5,552	$6,918	$25,139
Increase (decrease)	$942	$689	$1,048	$(1,218)	$1,461

(5) Interest Expense is projected as follows:
		(In thousands)
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year

Development properties placed in service		$700	$1,000	$1,300	$1,400	$4,400
All other interest expense (incl acq/dispositions)		$32,700	$33,100	$33,500	$34,300	$133,600
	2011 projected run rate	$33,400	$34,100	$34,800	$35,700	$138,000

(6) Development NOI 2011 projected run rate	$525	$775	$1,100	$1,300	$3,700

(7)	Acquisition level at the midpoint of $275 million spread throughout the year (range of $200 million to $350 million)

(8)	Disposition level of $50 million assumed for year at a minimum, could exceed this level

2011 Earnings Guidance

(9)	Sources and Uses of Funds

Sources
FFO	$173,000
Recurring capital expenditures	(31,000)
Adjusted FFO (before ABP 14-1)	142,000
Dispositions	50,000
Capital markets activity (combination debt and equity)	343,000
Total sources	$535,000

Uses
Upgrading and repositioning capital expenditures	$75,000
Acquisitions	275,000
Development	60,000
Dividends/distributions	125,000
Total uses	$535,000